Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ x ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
    AMERICAN STRATEGIC INCOME PORTFOLIO INC. II
    AMERICAN STRATEGIC INCOME PORTFOLIO INC. III
    AMERICAN SELECT PORTFOLIO INC.
-----------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
-----------------------------------------------------------------------

Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
		and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
(5)	Total fee paid:_______________________________________


 [   ]  Fee paid previously with preliminary materials.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________







--------------------------------------------------------------------------
PROXY STATEMENT IN OPPOSITION
TO SOLICITATION BY THE BOARDS OF DIRECTORS OF
AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
AMERICAN STRATEGIC INCOME PORTFOLIO INC. II,
AMERICAN STRATEGIC INCOME PORTFOLIO INC. III, AND
AMERICAN SELECT PORTFOLIO INC.

ANNUAL MEETING OF SHAREHOLDERS
To be held on xxx

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on XXX (the "Record Date")of shares of American Strategic Income Portfolio Inc. ("ASP"), American Strategic Income Portfolio Inc.-II ("BSP"), American Strategic Income Portfolio Inc.-III ("CSP"), and American Select Portfolio Inc. ("SLA") (the "Funds" or, individually a "Fund") by Ralph W. Bradshaw (the "Soliciting Shareholder"), a shareholder of each of the Funds, in connection with the solicitation of proxies by the Soliciting Shareholder for use at the Annual Meeting of Shareholders of the Fund (the "Meeting" or, collectively, the "Meetings") to be held on xxx, 2008, commencing at xxx, and at any adjournment or adjournments thereof.

The Soliciting Shareholder is soliciting a proxy to vote your shares at the Meeting and at any and all adjournments or postponements of the Meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to shareholders of each of the Funds on or about xxx, 2008, for the following purposes:

1. To elect xxx Directors for each Fund; and
2. To approve a shareholder proposal which the Soliciting Shareholder intends to present at the Meeting; and
3. To vote on such other business as may come before the Meeting and any adjournment or postponement thereof.


With respect to these matters, the Soliciting Shareholder is soliciting a proxy to vote your shares:

-FOR the election of the individuals whom the Soliciting
Shareholder intends to nominate for election as Directors of each Fund.

-FOR the shareholder proposal


How Proxies Will Be Voted

All of the proposals for a vote at the Meeting are included in the enclosed [GREEN] proxy card. If you wish to vote on any item, you may do so by completing and returning a [GREEN] proxy card.

At least a majority of the Shares entitled to vote on a matter shall constitute a quorum at a meeting of the shareholders - either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. Any meeting of shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. If a quorum is not obtained or if sufficient votes to approve any proposal are not received for any Fund, the persons named as proxies may propose one or more adjournments of the meeting for that Fund to permit further solicitation of proxies.

If a quorum is present, a plurality of all votes cast at the meeting is sufficient for the election of Directors, which means that the candidates receiving the highest number of votes shall be elected. Abstentions and broker non-votes will have no effect on the proposal to elect directors. (Broker non-votes are shares for which (a) the underlying owner has not voted and (b) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

If you return a [GREEN] proxy card to the Soliciting Shareholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the nominees named in this proxy and FOR the Shareholder Proposal that the Soliciting Shareholder intends to present at the Meetings. If any other proposals are introduced at the Meetings, proxies will be voted by the Soliciting Shareholder in accordance with the best interests of the shareholders, in the sole judgment and opinion of the Soliciting Shareholder. The proxies may also temporarily decline to attend the Meeting, thereby possibly preventing a quorum, in order to solicit additional proxies or, if they deem it to be in the interest of the shareholders, for any other legal reason. If you return a properly signed and dated [GREEN]proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meetings. These may include, among other things, matters relating to the conduct of the Meetings and proposals of other shareholders.

Voting Requirements

Only shareholders of record on the Record Date are entitled to vote at the Meetings. According to the Funds' proxy dated xxx, the Funds had the following issued and outstanding shares on the Record Date:

		ASP	BSP	CSP	SLA
Shares		xxx	xxx	xxx	xxx

If a quorum is not present for one or more of the Funds at the Meetings, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. An adjournment may require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If such an adjournment of the Meeting is proposed, the persons named as proxies on the [GREEN] proxy card will vote for or against such adjournment in their discretion.

Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting
Shareholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting
Shareholder or to the Fund or our respective agents; or

Vote in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

INFORMATION CONCERNING THE SOLICITING SHAREHOLDER

The address of the Soliciting Shareholder is One West Pack Square, Suite 1650, Asheville, NC 28801.

As of the Record Date, the Soliciting Shareholder held the following beneficial ownership of shares of each Fund:

            ASP         BSP          CSP          SLA

Shares      301         301          301          301

Following is a schedule showing the purchases and sales of Common
Stock of each of the Funds by the Soliciting Shareholder within the past two years.

ASP
                     Date                 Number of Shares Purchased
                    12/1/06                        300
                    3/9/07                           1

BSP
                     Date                 Number of Shares Purchased
                    3/9/07                         300
                    3/9/07                           1

CSP
                     Date                 Number of Shares Purchased
                    3/9/07                         300
                    3/9/07                           1

SLA
                     Date                 Number of Shares Purchased
                    12/1/06                        300
                     3/9/07                          1

The Soliciting Shareholder has made the decision to give shareholders a choice regarding the members of the Board of Directors. In the Soliciting Shareholder's opinion, shareholders are not being well served by actions of the current Board.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Shareholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

For years, Fund records show that each Fund's shares have traded at a discount, often in the double-digits, to its net asset value per share ("NAV").
When trading at a discount to NAV, other closed-end funds have taken a variety of steps to address this situation, including, for example, tender offers, share repurchases, and/or managed distribution policies.

Since 2000, where the Funds have traded at double-digit discounts, the Board could have overseen open-market share repurchases. These could, for example, have given multiple benefits to shareholders by providing liquidity in the market and by boosting NAV performance at the same time. If that had not helped to reduce the significant discount to NAV, the Board could have authorized tender offers for some or all of the Funds' shares at NAV. Neither these nor other effective actions were taken by the Board.

The purpose of this proxy is to solicit your vote to elect Gary A. Bentz, W. Louis Bissette, Jr., Ralph W. Bradshaw, William A. Clark, Peter J. Fontaine, George M. Gabler, Scott B. Rogers, Andrew A. Strauss, and Robert L. Sulaski as Directors of each Fund.

I believe that the election of Messrs. Bentz, Bissette, Jr., Bradshaw, Clark, Fontaine, Gabler, Rogers, Strauss, and Sulaski as Directors will provide shareholders with independent voices on important matters affecting each of the Funds. They will provide knowledge and experience in dealing with issues that are important to each Fund and its shareholders. Their election will give the Board new perspective and may help assure that measures intended to benefit shareholders are more actively considered.

The Soliciting Shareholder believes that each Fund and its shareholders can and should be better served and advocates two initiatives to change each Fund's operation. These initiatives are:

-changing each Fund's investment objective to seek capital appreciation with current income as a secondary objective; and

-initiating an aggressive managed distribution policy
("Aggressive Managed Distribution Policy")

Changing the investment objective would enable the investment advisor to focus on total return. Though it would continue to allow each Fund to hold fixed-income securities, this fundamental shift in focus would expand the possibilities for investment performance. Changing the investment objective may lead to significant turnover in each Fund's portfolio, possibly resulting in substantial tax consequences to the Fund's shareholders.

Over the long run, it has been the case that a well-managed, diversified equity portfolio provides the best risk/reward characteristics for many investors. Long-term equity returns are generally higher than those for fixed income or balanced programs, and favorable tax treatment on capital gains makes the net returns even more desirable for taxable investors. However, the distributions from conventional equity funds are usually sporadic, since dividend income is relatively low, and the realization of capital gains is unpredictable. Many investors are willing to accept the asset volatility inherent in a well managed equity portfolio, but would prefer to have a predictable and stable cash flow as well, for reinvestment or other purposes.

In this regard, the Soliciting Shareholder contemplates an Aggressive Managed Distribution Policy where shareholders would receive a regular, but not assured, periodic cash payment. Under this policy, each Fund would make continuous level monthly distributions at the following levels:

                Anticipated Level of Monthly
                Distribution per share
ASP                    xxx
BSP                    xxx
CSP                    xxx
SLA                    xxx

These would initially represent approximately xxx% of the net assets of each Fund on an annualized basis but would be subject to the Board's right to suspend, modify or terminate the Aggressive Managed
Distribution Policy at any time. There is, and can be, no assurance that an Aggressive Managed Distribution Policy will close each Fund's discount or, if this does occur, that it will persist over a longer term. While shares of several funds with managed distribution policies continue to trade at a discount to NAV, shares of several closed-end funds which have effectively employed a similar aggressive managed distribution policy have also traded at a premium to their NAV.

These distributions would not be tied to income or capital gains and it is likely that much of the distribution in a given year could be classified for tax purposes as a return-of-capital. To the extent that these distributions exceed the current earnings of a given Fund, the balance would be generated from sales of portfolio securities held by the Fund, which would either be short-term or long-term capital gains or a return-of-capital. To the extent these distributions are not represented by net investment income and capital gains, they would not represent yield or investment return on the Fund's investment portfolio but rather a return-of-capital. The Fund's asset coverage requirements may necessitate that the Fund modify or terminate the Aggressive Managed Distribution Policy at some point in the future.

Adoption of an Aggressive Managed Distribution Policy places restrictions on portfolio activities and requires additional monitoring and management skills. It is unknown whether or not each Fund's current investment adviser would be willing to continue providing investment advisory services to that Fund with the contemplated Aggressive Managed Distribution Policy in place.

The long-term Aggressive Managed Distribution Policy would likely require exemptive relief at some point in the future from the Securities and Exchange Commission ("SEC")regarding relevant regulatory limitations on multiple capital gains distributions. Appropriate disclosure will be provided if the Aggressive Managed Distribution Policy is adopted for a given Fund. It is likely that an Aggressive Managed Distribution Policy could be initiated soon after deliberation and action by the Board but, because of the limited amount of publicly available information concerning the financial position and ongoing portfolio activities of each Fund, it is unclear if, or how long, the contemplated
Aggressive Managed Distribution Policy might be operated without modification being required.

This type of exemptive relief had been granted to numerous closed-end funds in the past until consideration by the SEC was suspended some years ago. Recently, the SEC has granted this type of exemptive relief to several funds.

There can be no assurance that a given Fund would obtain such exemptive Relief from the SEC within a certain time, if ever, or, if relief is granted, that it would not require modification of any managed distribution policy that might be proposed or in place. With or without exemptive relief, it is likely that from time-to-time at least part of the distributions could be classified for tax purposes as a return-of-capital.

Though the Board could decide in the future to appoint as investment adviser, or make a proposal that would have the effect of changing the investment adviser to, Cornerstone Advisors, Inc. or another adviser, the Soliciting Shareholder is not aware of a current intention by the Board to terminate any Fund's relationship with its existing investment adviser or other service providers. Any appointment of a new investment adviser would separately require that shareholders approve the investment advisory contract with that new adviser. It is unknown whether or not the current investment adviser would decide to continue service to the Fund under a Board that would include the Soliciting Shareholder's nominees.

Shareholders may be concerned about the risk that the discount to NAV for Fund shares might temporarily widen from present levels if proposed changes were made. If the Soliciting Shareholder is elected to the Board and shares of a given Fund do not trade at a premium, the Soliciting Shareholder commits to present to the Board by September 30, 2009, a proposal to provide to shareholders an option to receive NAV for their shares. This proposal might include, for example, a repurchase offer, an open-ending, a liquidation, or a merger. Implementation of certain Board proposals may require shareholder approval, and no assurance can be given that such approval will be obtained. Depending on the proposal made, there may be tax consequences to shareholders. Some Board proposals, such as liquidation, repurchase offers, or open-market repurchases of Fund shares, would not require shareholder approval. The cost of implementing this proposal, which would be borne indirectly by shareholders, could be substantial.

If you share these goals, I urge you to vote, using the enclosed
[GREEN] proxy card.

CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Shareholder your proxy, you should consider the following information.

Even if one or more of these nominees are elected, there can be no assurance that the full Board of Directors will take any actions that any individual may advocate or that such actions, if taken, will achieve their intended goals.

Implementation of certain Board proposals may require shareholder approval, and no assurance can be given that such approval will be obtained. Some Board proposals would not require shareholder approval. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders.

Changing the investment objective may require that the name of a Fund also be changed.

Proposal 1 - ELECTION OF DIRECTORS

At the Meetings, shareholders will have the opportunity to elect nine individuals as Directors of each of the Funds.

The Soliciting Shareholder intends to nominate Gary A. Bentz, W. Louis Bissette, Jr., Ralph W. Bradshaw, William A. Clark, Peter J. Fontaine, George M. Gabler, Scott B. Rogers, Andrew A. Strauss, and Robert L. Sulaski for election as Directors to fulfill these positions.

For purposes of this proxy, the address for each nominee is: c/o Ralph
W. Bradshaw, One West Pack Square, Suite 1650, Asheville, NC 28801. Information about the nominees is as follows:


                                       DIRECTORSHIPS HELD BY
PRINCIPAL OCCUPATION OVER              NOMINEE FOR DIRECTOR
PAST 5 YEARS                           OUTSIDE OF FUND COMPLEX*
AND DATE OF BIRTH

Gary A. Bentz
DOB June 1956
   			                 None
Chairman and CFO, Cornerstone Advisors,
Inc.; C.P.A.; Financial Consultant

W. Louis Bissette, Jr.
DOB September 1943
   			                 None
Attorney and President, McGuire,
Wood & Bissette, P.A.


Ralph W. Bradshaw
DOB December 1950

President, Cornerstone Advisors,        Director of Cornerstone Strategic
Inc.; Financial Consultant              Value Fund, Inc. and Cornerstone Total
                                        Return Fund, Inc.; Trustee of
                                        Cornerstone Progressive Return Fund

William A. Clark
DOB October 1945
   			                 None
Vice-President, Cornerstone Advisors,
Inc.; Financial Consultant

Peter J. Fontaine
DOB December 1953
   			                 None
Manager, PJF Investments, LLC
Investment Group

George M. Gabler
DOB November 1954
   			                 None
C.P.A., GablerMolis & Company, P.A.

Scott B. Rogers
DOB July 1955

Chairman, Board of Health Partners,     Director of Cornerstone Strategic
Inc.; CEO Asheville Buncombe Community  Value Fund, Inc. and Cornerstone Total
Christian Ministry; President, ABCCM    Return Fund, Inc.; Trustee of
Doctor's Medical Clinic                 Cornerstone Progressive Return Fund

Andrew A. Strauss
DOB November 1953

Attorney and senior member of           Director of Cornerstone
Strauss & Associates, P.A.;             Strategic Value Fund, Inc.
previous President of                   and Cornerstone Total Return
White Knight Healthcare, Inc.           Fund, Inc.; Trustee of
and LMV Leasing, Inc., a wholly         Cornerstone Progressive Return Fund
owned subsidiary of Xerox Credit
Corporation;


Robert L. Sulaski
DOB October 1962

Manager, Longmeadow Homes, LLC (2005    None
to present), a homebuilding company;
Vice President, Biltmore Farms, Inc.
(1997-2005), a real-estate
development company

          *Upon election as Directors, the Nominees would not oversee any other registered investment company within the Funds' family of investment companies other than the Funds.

As of the date of this document, the dollar range of Common Shares beneficially owned by each Nominee is as follows:


                                                 Aggregate Dollar Range of
                                                 Equity Securities in All Funds
                        Dollar Range of Equity   to be Overseen by Nominee in
                        Securities in each       the Funds' Family of
   Name of Nominee           of the Funds         Investment Companies*
----------------------  ------------------------  ------------------------------

Gary A. Bentz                 None                         None

W. Louis Bissette, Jr.        None                         None

Ralph W. Bradshaw           ASP - $1-$10,000       $10,001-$50,000
                            BSP - $1-$10,000
                            CSP - $1-$10,000
                            SLA - $1-$10,000

William A. Clark              None                         None

Peter J. Fontaine             None                         None

George M. Gabler              None                         None

Scott B. Rogers               None                         None

Andrew A. Strauss             None                         None

Robert L. Sulaski             None                         None


         *Upon election as Directors, the nominees would not oversee any other registered investment company within the Funds' family of investment companies other than the Funds.

Several of these nominees and I have served individually or together on the Boards of closed-end funds. Each one of these nominees will work to lead in serving the best interests of each fund and its shareholders. In situations where one or more of these nominees served as a director on other closed-end funds, shareholders have been given opportunities to vote on a variety of proposals, including for example, open-ending, liquidation, merger,and modifying the investment focus. Sometimes the investment adviser chose to stay, sometimes they chose to leave, and sometimes they were replaced. Some proposals were initiated by the Boards and some by shareholders, some passed and some did not.
Many of these required the approval of a majority of shares outstanding. Regardless, these individuals sought the will of the majority and followed it. Even years ago, these directors were proactive in introducing managed distribution policies, that were both aggressive and innovative, in part to address discount problems. There are no assurances that if these nominees are elected, the Fund would trade at a premium to NAV.

Shareholders may be concerned about the risk that the discount to NAV for Fund shares might temporarily widen from present levels if proposed changes were made. If the Soliciting Shareholder is elected to the Board and shares of the Fund do not trade at a premium, the Soliciting Shareholder commits to present to the Board by September 30, 2009, a proposal to provide to shareholders an option to receive NAV for their shares, as previously described.

Other than fees that may be payable by each Fund to its directors, the nominees named above have no arrangement or understanding with any person with respect to any future employment or any direct or indirect business relationship by or with any of the Funds or any affiliate of the Funds.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote FOR the election of the nominees named above.

Extensive information about the nominees has been presented to the Funds for review and each nominee has consented to stand for election and to serve if elected. If any is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, designated by the Soliciting Shareholder.

Information regarding the persons now serving as directors and officers of the Funds, and additional information regarding the Funds, are contained in the Funds' proxy statement.

The Soliciting Shareholder recommends that shareholders vote FOR the election of Gary A. Bentz, W. Louis Bissette, Jr., Ralph W. Bradshaw, William A. Clark, Peter J. Fontaine, George M. Gabler, Scott B. Rogers, Andrew A. Strauss, and Robert L. Sulaski as Directors.

Proposal 2 - SHAREHOLDER PROPOSAL

The Funds were notified of the intention of the Soliciting Shareholder to solicit proxies regarding and to bring the following Proposal 2 before the Meetings.

     Proposal 2 - The stockholders recommend to the Board that the Fund conduct a meaningful tender offer for shares of the Fund within the first three months of calendar year 2009.

The Fund's shares have long traded at a discount to the Fund's net asset value and in recent months this discount has widened. Effective steps have not been taken by the Board or the investment adviser to eliminate this discount problem. Conducting a meaningful tender offer would provide liquidity for stockholders and may help to solve the discount problem.

Proposal 2 is a recommendation of the stockholders to each Board and, as such, is advisory. In the opinion of the Soliciting Shareholder, this proposal is in the best interest of each Fund and its stockholders. It is believed that Proposal 2 will help maximize shareholder value. Regardless of the voting results, the Board may or may not choose to act on this proposal.

The Soliciting Shareholder recommends that shareholders vote FOR
Proposal 2.


PRINCIPAL HOLDERS OF VOTING SECURITIES


The Funds' proxy discloses that to the knowledge of the Funds, as of the record date, the following persons owned of record or beneficially more than 5% of the outstanding voting shares of any of the Funds:


Record Holder                      Share Class     Number of Shares   % of Class
-------------------------------   -------------   ------------------   ---------


xxx

The Soliciting Shareholder knows of no other person who owned of record or beneficially more than 5% of the outstanding shares of any Fund that is not disclosed either above or in the Funds' proxy statement.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Shareholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares for whom they hold shares of record. The Soliciting Shareholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Shareholder will bear all of the fees and expenses related to this proxy solicitation. The amount of these costs is expected to be approximately $xxx. The Soliciting Shareholder will not seek reimbursement of these costs from the Funds.

Proxy solicitation will be made primarily by mail, but such solicitation may also be made by telephone or personal interviews conducted by the Soliciting Shareholder, by those named as proxyholders in this statement, or by other representatives of the Soliciting
Shareholder.

The Soliciting Shareholder is not and, within the past year, has not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Funds. In addition, there is no arrangement or understanding involving the Soliciting Shareholder that relates to future employment by the Funds or any future transaction with the Funds. Finally, neither the Soliciting Shareholder nor, to his knowledge, any of his associates have any arrangement or understanding with any person with respect to the future employment by the Funds.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Shareholder at 828-210-8184.


ADDITIONAL PROPOSALS

The Soliciting Shareholder knows of no business that will be presented for consideration at the Meetings other than that set forth in this proxy statement and in the Funds' proxy statement. If any other matters are properly presented for consideration at the Meetings, it is the intention of each of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a shareholder must submit a proposal to be presented at the next Annual Meeting of Shareholders is set forth in the Funds' proxy statement.

Dated: xxx



[PROXY CARD]


                                PROXY CARD

                     PROXY SOLICITED IN OPPOSITION
                      TO THE BOARD OF DIRECTORS OF

                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.

                       BY RALPH W. BRADSHAW,
                          A SHAREHOLDER OF
                           THE FUND

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON xxx, 2008


The undersigned shareholder(s) of shares of American Strategic Income Portfolio Inc. (the "Fund") hereby appoints Ralph W. Bradshaw (the "Soliciting Shareholder") and Gary A. Bentz, and each of them, as the undersigned's proxies,("Proxyholders"), with full power of substitution, to attend the Annual Meeting of Shareholders and to vote all Common Shares of the Fund which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on xxx, 2008, commencing at xxx, at the offices of xxx, and at any adjournment or adjournments thereof.

Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. Please refer to the Proxy Statement for a discussion of the proposals.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)


1. Election of Directors - To elect Gary A. Bentz, W. Louis Bissette, Jr., Ralph W. Bradshaw, William A. Clark, Peter J. Fontaine, George M. Gabler, Scott B. Rogers, Andrew A. Strauss, and Robert L. Sulaski as Directors of the Fund.

Gary A. Bentz               FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

W. Louis Bissette, Jr.,     FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Ralph W. Bradshaw            FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

William A. Clark            FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Peter J. Fontaine         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

George M. Gabler            FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Scott B. Rogers            FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Andrew A. Strauss           FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Robert L. Sulaski            FOR THE NOMINEE  [   ]      WITHHOLD  [   ]


THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ELECTION OF THESE
NOMINEES

2. The stockholders recommend to the Board that the Fund conduct a meaningful tender offer for shares of the Fund within the first three months of calendar year 2009.


FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THIS SHAREHOLDER PROPOSAL


3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

FOR [ ]          AGAINST [ ]            ABSTAIN [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED xxx OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY
PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE
HEREOF.


(IMPORTANT - PLEASE SIGN, PRINT NAME, AND FILL IN DATE AND NUMBER OF SHARES) This proxy card is provided by Ralph W. Bradshaw, a shareholder of the Fund. Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_____________________________________________Dated:____________

PRINT NAME _____________________________________________NUMBER OF SHARES ___

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.